Exhibit 99.1

FOR IMMEDIATE RELEASE

July 31, 2017

DISCOVERY COMMUNICATIONS TO ACQUIRE SCRIPPS NETWORKS

INTERACTIVE FOR $14.6 BILLION

Combination to Accelerate Growth Across Linear, Digital and Short-Form Platforms Around the

World and Create a Global Leader in Real Life Entertainment

•	Combined company will have nearly 20% of ad-supported pay-TV viewership in the U.S.

•	Becomes home to five of the top female networks in ad-supported pay-TV with over 20% share of women watching primetime in the U.S.

•	Optionality for next generation growth opportunities through exploitation of brands, formats, talent and 8,000 hours of original programming annually

•	Over 7 billion monthly streams creates leading short-form, mobile-first digital player

•	Significant cost synergies estimated at approximately $350 million

•	Expected to be accretive to Adjusted Earnings per Share and Free Cash Flow in first year after close

•	Investor call scheduled for Monday, July 31, at 8:00 a.m. Eastern Time (ET)

Discovery Communications, Inc. (Nasdaq: DISCA, DISCB, DISCK) (“Discovery”) and Scripps Networks Interactive, Inc. (Nasdaq: SNI) (“Scripps”) today announced that they have signed a definitive agreement for Discovery to acquire Scripps in a cash-and-stock transaction valued at $14.6 billion, or $90 per share, based on Discovery’s Friday, July 21 closing price. The purchase price represents a premium of 34% to Scripps’ unaffected share price as of Tuesday, July 18, 2017. The transaction is expected to close by early 2018.

“This is an exciting new chapter for Discovery. Scripps is one of the best run media companies in the world with terrific assets, strong brands and popular talent and formats. Our business is about great storytelling, authentic characters and passionate super fans. We believe that by coming together with Scripps, we will create a stronger, more flexible and more dynamic media company with a global content engine that can be fully optimized and monetized across our combined networks, products and services in every country around the world,” said David Zaslav, President and CEO, Discovery Communications.

“Through the passion and dedication of our incredible employees, and with the support of the Scripps family, we have built a lifestyle content company that touches the lives of consumers every single day,” said Kenneth W. Lowe, Chairman, President & CEO, Scripps Networks Interactive. “This agreement with Discovery presents an unmatched opportunity for Scripps to grow its leading lifestyle brands across the world and on new and emerging channels including short-form, direct-to-consumer and streaming platforms.”

New Innovator Across a Broad Portfolio of Entertainment Assets

Together, Discovery and Scripps will offer a complementary and dynamic suite of brands. The combined company will produce approximately 8,000 hours of original programming annually, be home to approximately 300,000 hours of library content, and will generate a combined 7 billion short-form video streams monthly, demonstrating its commitment to delivering content as a top short-form provider.

Combined, Discovery and Scripps will have nearly 20% share of ad-supported pay-TV audiences in the U.S. Additionally, the combined company will be home to five of the top pay-TV networks for women and will account for over 20% share of women watching primetime pay-TV in the U.S.

The Combined Portfolio’s Brands Will Include:

Discovery: Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe.

Scripps: HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country, as well as TVN, a premiere multi-platform provider of entertainment, lifestyle and news content in Poland; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan- regional TV food network in Asia; and lifestyle channel Fine Living Network.

International Growth Opportunities

The combination will extend Scripps’ brands, programming and talent to a broader international audience through Discovery’s best-in-class global distribution, sales and languaging infrastructure. Discovery sees strong opportunities to strengthen its existing global female networks with select content from Food Network, HGTV and all the Scripps brands. Scripps also has a strong position in key international growth markets, including the U.K. and Poland, and will help fuel Discovery’s existing content pipeline in growth areas like Discovery’s Home and Health network in Latin America.

Social, Mobile and Non-linear Growth Opportunities

The combined company will deliver 7 billion monthly short-form streams, bringing together Scripps’ established expertise in short-form video creation with Discovery’s investment in Group Nine Media to create a new scale player with a strong ability to compete for audiences and ad dollars. The combination will give Discovery an outstanding presence on new video and social media platforms. Additionally, Scripps Lifestyle Studios will become a key component of Discovery’s content engine, making the company a leader in key strategic areas such as data-driven ad sales, endemic advertising, and branded entertainment solutions.

Discovery’s added scale, content engine and multiple brand offerings will present a compelling opportunity for new digital distribution partners, including mobile, OTT, and direct-to-consumer platforms and offerings.

Synergies

The combination is expected to create significant cost synergies, estimated at approximately $350 million. The deal is expected to be accretive to Adjusted Earnings per Share and to Free Cash Flow in the first year after close.

Transaction Details

Scripps shareholders will receive $90 per share under the terms of the agreement, comprised of $63.00 per share in cash and $27.00 per share in Class C Common shares of Discovery stock, based on Discovery’s Friday, July 21 closing price. The stock portion will be subject to a collar based on the volume weighted average price of Discovery Class C Common Shares over the 15 trading days ending on the third trading day prior to closing (the “Average Discovery Price”). Scripps shareholders will receive 1.2096 Discovery Class C Common shares if the Average Discovery Price is below $22.32, and 0.9408 Discovery Class C Common shares if the Average Discovery Price is above $28.70. If the Average Discovery Price is greater than or equal to $22.32 but less than or equal to $28.70, Scripps shareholders will receive a number of shares between 1.2096 and 0.9408 equal to $27.00 in value. If the Average Discovery Price is between $22.32 and $25.51, Discovery has the option to pay additional cash instead of issuing more shares.

Scripps shareholders will have the option to elect to receive their consideration in cash, stock or the mixture described above, subject to pro rata cut backs to the extent cash or stock is oversubscribed.

This purchase price implies a total transaction value of $14.6 billion, including the assumption of Scripps’ net debt of approximately $2.7 billion. Post-closing, Scripps’ shareholders will own approximately 20% of Discovery’s fully diluted common shares and Discovery’s shareholders will own approximately 80%. This calculation is based on the number of Discovery shares outstanding today.

The cash portion of the purchase price will be financed with a combination of new debt and cash on hand. Discovery has secured fully committed financing from affiliates of Goldman Sachs & Co. LLC to fund the acquisition. Discovery expects to maintain investment grade ratings throughout this transaction. As part of its commitment to de-lever its balance sheet, Discovery intends to suspend its share repurchase program until such time as its credit metrics are in line with its rating. Specifically, Discovery expects to be below 3.5x gross debt to AOIBDA within the first two years after the transaction closes, using substantially all free cash flow to reduce pre-payable and/or short term debt.

Mr. Lowe is expected to join Discovery’s board of directors following the close of the transaction.

The transaction is subject to approval by Discovery and Scripps’ shareholders, regulatory approvals, and other customary closing conditions.

John C. Malone, Advance/Newhouse Programming Partnership (“ANPP”) and members of the Scripps family have entered into voting agreements to vote in favor of the transaction and take certain other actions, in each case subject to the terms and conditions of their respective agreements.

In addition, ANPP has provided its consent, in its capacity as the holder of Discovery’s outstanding shares of Series A preferred stock, for Discovery to enter into the merger agreement and consummate the merger. In connection with this consent, Discovery and ANPP have entered into an exchange agreement pursuant to which ANPP will exchange all of its shares of Series A and Series C preferred stock of Discovery for shares of newly designated Series A-1 and Series C-1 preferred stock of Discovery. The exchange transaction will not change the aggregate number of shares of Discovery’s Series A common stock and Series C common stock that are beneficially owned by ANPP. The terms of the exchange agreement were negotiated, considered and approved by an independent committee of disinterested directors of Discovery, which committee was advised by independent financial advisors and legal counsel.

Guggenheim Securities, LLC and Goldman Sachs & Co. LLC served as financial advisors and Debevoise & Plimpton LLP served as legal advisor to Discovery. Allen & Company LLC and J.P. Morgan Securities LLC served as financial advisors and Weil Gotshal & Manges LLP served as legal advisor to Scripps. Evercore Group L.L.C. served as financial advisor and Kirkland & Ellis served as legal advisor to the Scripps family. UBS Investment Bank served as financial advisor and Sullivan & Cromwell LLP served as legal advisor to Advance/Newhouse.

Teleconference and Webcast

Discovery and Scripps will host a conference call on Monday, July, 31 at 8:00 a.m. Eastern Time (ET) to discuss this announcement as well as Discovery’s second quarter 2017 earnings results.

To access the conference call in the U.S. dial 1-844-452-2811, or outside of the U.S. dial 1-574-990-9832, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available starting approximately one hour after the completion of the call. The replay can be accessed by phone in the U.S. at 1-855-859-2056 and outside of the U.S. at 1-404-537-3406 using the following passcode: 27013063. A replay of the audio webcast also will be available in the “Investor Relations” section of the company’s website.

About Discovery Communications:

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and captivates superfans around the globe with a portfolio of premium nonfiction, lifestyle, sports and kids content brands including Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Available in more than 220 countries and territories, Discovery’s programming reaches 3 billion cumulative viewers, who together consume 54 billion hours of Discovery content each year. Discovery’s offering extends beyond traditional TV to all screens, including TV Everywhere products such as the GO portfolio and Discovery Kids Play; over-the-top streaming services such as Eurosport Player; digital-first and social video from Group Nine Media; and virtual reality storytelling through Discovery VR. For more information, please visit www.discoverycommunications.com.

About Scripps Networks Interactive:

Scripps Networks Interactive, Inc. (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio includes leading TV and entertainment brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country. Its digital division, Scripps Lifestyle Studios, creates compelling content for online, social and mobile platforms. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living Network. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Discovery Communications, Inc. and Scripps Networks Interactive, Inc., constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Discovery Communications, Inc. and Scripps Networks Interactive, Inc. and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Scripps Networks Interactive, Inc. stockholders may not adopt the merger agreement or that Discovery Communications, Inc. stockholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, and (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner. Discussions of additional risks and uncertainties are contained in Discovery Communications, Inc.’s and Scripps Networks Interactive Inc.’s filings with the Securities and Exchange Commission. Neither Discovery Communications, Inc. nor Scripps Networks Interactive Inc. is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Where to Find Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery Communications and Scripps Networks Interactive. In connection with the proposed merger, Discovery Communications intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Discovery Communications and Scripps Networks Interactive with the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery Communications will be made available free of charge on Discovery Communications’ investor relations website at corporate.discovery.com/investors. Free copies of documents filed with the SEC by Scripps Networks Interactive will be made available free of charge on Scripps Networks Interactive’s investor relations website at www.ir.scrippsnetworksinteractive.com.

Participants in the Solicitation:

Discovery Communications and its directors and executive officers, and Scripps Networks Interactive and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Discovery Communications and Scripps Networks Interactive common stock in respect of the proposed merger. Information about the directors and executive officers of Discovery Communications is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 14, 2017 and in its Annual Proxy Statement, which was filed with the SEC on April 5, 2017. Information about the directors and executive officers of Scripps Networks Interactive is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 24, 2017 and in its Annual Proxy Statement, which was filed with the SEC on March 29, 2017. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

CONTACTS:

Discovery Communications

Media

Catherine Frymark

Catherine_Frymark@discovery.com

240-662-2934

Michelle Russo

Michelle_Russo@discovery.com

+1-240-678-6375

+44-208-811-3592

Investors

Andrew Slabin

Andrew_Slabin@discovery.com

212-548-5544

Jackie Burka

Jackie_Burka@discovery.com

212-548-5642

Scripps Networks Interactive

Media

Dylan Jones

DJones@scrippsnetworks.com

865-560-5068

Investors

Mike Gallentine

MGallentine@scrippsnetworks.com

865-560-4473